Exhibit 23.01
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cadence Design Systems, Inc.:
     We consent to the incorporation by reference in the registration statements (Nos. 333-145000, 333-20591, 333-15885, 033-53875, 333-159486, 333-150948, 333-149877, 333-145891, 333-144972, 333-135003, 333-132754, 333-132753, 333-124025, 333-119335, 333-116681, 333-115351, 333-115349, 333-108251, 333-105492, 333-105488, 333-105481, 333-104720, 333-103657, 333-103250, 333-102648, 333-101693, 333-101692, 333-88390, 333-87674, 333-85080, 333-82044, 333-75874, 333-65116, 333-56898, 333-69589, 333-33330, 333-93609, 333-85591, 333-69589, 333-71717, 333-65529, 333-61029, 333-40047, 333-34599, 333-27109, 333-18963, and 033-53913) on Form S-3 and Form S-8 of Cadence Design Systems, Inc. (the Company) of our reports dated February 24, 2011, with respect to the consolidated balance sheets of Cadence Design Systems, Inc. as of January 1, 2011 and January 2, 2010, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended January 1, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of January 1, 2011, which reports appear in the January 1, 2011 annual report on Form 10-K of Cadence Design Systems, Inc.
/s/ KPMG LLP
Mountain View, California
February 24, 2011